EXHIBIT b-1










                                 THE ALGER FUNDS

                              AMENDED AND RESTATED

                                     BY-LAWS


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                                 THE ALGER FUNDS

                              Amended and Restated

                                     By-Laws

                                      Index

                                                                        Page No.
                                                                        -------
  RECITALS        .........................................................   1
  ARTICLE I - SHAREHOLDERS AND SHAREHOLDERS'
  MEETINGS        .........................................................   1
  Section 1.1     Meetings ................................................   1
  Section 1.2     Presiding Officer; Secretary ............................   1
  Section 1.3     Authority of Chairman of Meeting to Interpret
                    Declaration and By-Laws ...............................   1
  Section 1.4     Voting; Quorum ..........................................   1
  Section 1.5     Inspectors ..............................................   2
  Section 1.6     Shareholders Action in Writing ..........................   2

  ARTICLE II- TRUSTEES AND TRUSTEES' MEETINGS .............................   2
  Section 2.1     Number of Trustees ......................................   2
  Section 2.2     Meetings of Trustees ....................................   2
  Section 2.3     Quorum; Presiding Officer ...............................   2
  Section 2.4     Participation by Telephone ..............................   2
  Section 2.5     Location of Meetings ....................................   2
  Section 2.6     Votes ...................................................   3
  Section 2.7     Rulings of Chairman .....................................   3
  Section 2.8     Trustees Action in Writing ..............................   3
  Section 2.9     Resignations ............................................   3

  ARTICLE III- OFFICERS ...................................................   3
  Section 3.1     Officers of the Trust ...................................   3
  Section 3.2     Time and Terms of Election ..............................   3
  Section 3.3     Resignation and Removal .................................   3
  Section 3.4     Fidelity Bond ...........................................   3
  Section 3.5     Chairman of the Trustees ................................   3
  Section 3.6     Vice Chairmen ...........................................   4
  Section 3.7     President ...............................................   4
  Section 3.8     Vice Presidents .........................................   4
  Section 3.9     Treasurer and Assistant Treasurers ......................   4
  Section 3.10    Controller and Assistant Controllers ....................   4
  Section 3.11    Secretary and Assistant Secretaries .....................   4
  Section 3.11.5  Chief Compliance Officer ................................   4
  Section 3.12    Substitutions ...........................................   5
  Section 3.13    Execution of Deeds, etc .................................   5
  Section 3.14    Power to Vote Securities ................................   5

  ARTICLE IV - COMMITTEES .................................................   5
  Section 4.1     Power of Trustees to Designate Committees ...............   5
  Section 4.2     Rules for Conduct of Committee Affairs ..................   5
  Section 4.3     Trustees may Alter, Abolish, etc., Committees ...........   5
  Section 4.4     Minutes; Review by Trustees .............................   6

  ARTICLE  V  - SEAL  .....................................................   6



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                                                                        Page No.
                                                                        -------

  ARTICLE  VI - SHARES ....................................................   6

  Section 6.1     Share Certificates ......................................   6

  Section 6.2     Lost, Stolen, etc., Certificates ........................   6

  Section 6.3     Record Transfer of Pledged Shares .......................   6

  ARTICLE VII - AMENDMENTS ................................................   6

  Section 7.1     By-Laws Subject to Amendment ............................   6

  Section 7.2     Notice of Proposal to
                    Amend By-Laws Required.................................   7


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                                 THE ALGER FUNDS

                              AMENDED AND RESTATED

                                     BY-LAWS

          These Articles are the Amended and Restated By-Laws of The Alger Funds, (formerly known as The Alger Fund), a trust with transferable shares established under the laws of The Commonwealth of Massachusetts (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the 20th day of March, 1986, and filed in the office of the Secretary of the Commonwealth. These By-Laws have been amended by the Trustees at a meeting held on December 7, 2004, pursuant to the authority granted by
Section 3.1(x) of the Declaration.

          All words and terms capitalized in these By-Laws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

                                    ARTICLE I

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

          SECTION 1.1. MEETINGS. The annual meeting of Shareholders shall be held within six (6) months of the end of each fiscal year, commencing with the end of the first full fiscal year, at such time, on such day and at such place as the Trustees may from time to time determine. A meeting of the Shareholders of the Trust shall also be held whenever called by any member of the Executive Committee (if one has been established) or by a majority of the Trustees then in office in accordance with Section 9.1(b) of the Declaration. Notice of Shareholders' meetings shall be given as provided in the Declaration.

          SECTION 1.2. PRESIDING OFFICER; SECRETARY. The President, or in his absence the Chairman of the Trustees, or in the absence of the President and the Chairman, the Vice Chairman or Chairmen, if any, in the order of their seniority or as the Trustees shall otherwise determine, shall preside at each Shareholders' meeting as chairman of the meeting, or in the absence of the President, the Chairman and all Vice Chairmen, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

          SECTION 1.3. AUTHORITY OF CHAIRMAN OF MEETING TO INTERPRET DECLARATION AND BY-LAWS. At any Shareholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these By-Laws, or any part thereof or hereof, and his ruling shall be final.

          SECTION 1.4. VOTING; QUORUM. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares standing in his name on the Share register of the Trust. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. A quorum shall exist if the holders of a majority of the outstanding Shares of the Trust entitled to vote without regard to Series, are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to
Section 6.3 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.


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          SECTION 1.5. INSPECTORS. At any meeting of Shareholders, the chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

          SECTION 1.6. SHAREHOLDERS' ACTION IN WRITING. Nothing in this Article I shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 9.6 of the Declaration.

                                   ARTICLE II

                         TRUSTEES AND TRUSTEES' MEETINGS

          SECTION 2.1. NUMBER OF TRUSTEES. There shall initially be two (2) Trustees, and the number of Trustees shall thereafter be such number, authorized by the Declaration, as from time to time shall be fixed by a vote adopted by a majority of the Trustees then in office.

          SECTION 2.2. MEETINGS OF TRUSTEES. An annual meeting of the Trustees shall be held immediately following the annual meeting of Shareholders, or the execution of any consent in lieu of such a meeting. Other meetings of the Trustees shall be called in accordance with Section 10.6 of the Declaration at such time, on such day and at such place as shall be designated by the notice provided for therein. Notice of each Trustees' meeting shall be mailed or delivered to the last known address of each Trustee entitled to such notice, or to such other address as may have been specified by such Trustee to the Secretary. Written notices need not be manually signed. Unless otherwise specified in the notice, and except as provided in Section 7.2 of these By-Laws, any and all business may be transacted at any Trustees' meeting.

          SECTION 2.3. QUORUM; PRESIDING OFFICER. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the President, or in his absence the Chairman, shall preside at each meeting of the Trustees as chairman of the meeting or in the absence of the President and the Chairman, the Trustees present at the meeting shall elect one of their number as chairman of the meeting.

          SECTION 2.4. PARTICIPATION BY TELEPHONE. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          SECTION 2.5. LOCATION OF MEETINGS. Trustees' meetings may be held at any place, within or without Massachusetts.


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          SECTION 2.6. VOTES. Voting at Trustees' meetings may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.

          SECTION 2.7. RULINGS OF CHAIRMAN. All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.

          SECTION 2.8. TRUSTEES' ACTION IN WRITING. Nothing in this Article II shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 10.6 of the Declaration.

          SECTION 2.9. RESIGNATIONS. Any Trustee may resign at any time by written instrument signed by him and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

                                   ARTICLE III

                                    OFFICERS

          SECTION 3. 1. OFFICERS OF THE TRUST. The officers of the Trust shall consist of a Chairman of the Trustees, a President, a Treasurer, a Secretary and a Chief Compliance Officer, and may include one or more Vice Chairmen, Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. Any person may hold more than one office. Except for the Chairman, the President and any Vice Chairmen, no officer need be a Trustee.

          SECTION 3.2. TIME AND TERMS OF ELECTION. The Chairman, the President, the Treasurer and the Secretary shall be elected by the Trustees at their first meeting and thereafter at the annual meeting of the Trustees, as provided in
Section 10.6 of the Declaration. Such officers shall hold office until the next annual meeting of the Trustees and until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative vote of a majority of the Trustees then in office. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

          SECTION 3.3. RESIGNATION AND REMOVAL. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any fight to damage on account of such removal.

          SECTION 3.4 FIDELITY BOND. The Trustees 'may,*in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

          SECTION 3.5. CHAIRMAN OF THE TRUSTEES. The Chairman of the Trustees shall preside in the absence of the President at meetings of the Shareholders and meetings of the Trustees and shall have, subject to such other powers and duties as the Trustees may prescribe.


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          SECTION 3.6. VICE CHAIRMEN. If the Trustees shall elect one or more
Vice Chairmen, the Vice Chairman or if there shall be more than one, such Vice Chairmen in the order of their seniority or as otherwise designated by the Trustees, shall exercise such powers and duties of the Chairman as the Trustees shall determine.

          SECTION 3.7. PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the supervision of the Trustees, shall have general charge of The operations of the Trust and general supervision of the personnel of the Trust, and such other powers and duties as the Trustees shall prescribe.

          SECTION 3.8. VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustees, shall exercise all of the powers and duties of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments in the name of the Trust, and shall do and perform such other duties as the Trustees or the President shall direct.

          SECTION 3.9. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, shall have such other duties and powers as may be prescribed from time to time by the Trustees, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these By-Laws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Treasurer.

          SECTION 3.10. CONTROLLER AND ASSISTANT CONTROLLERS. If a Controller is elected, he shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller, and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer. Any Assistant Controller shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Controller.

          SECTION 3.11. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary, shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Secretary.

          SECTION 3.11.5. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws by the Trust,


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including policies and procedures that provide for the oversight of compliance by each investment adviser, principal underwriter, administrator, and transfer agent of the Trust. Furthermore, the Chief Compliance Officer shall, no less frequently than annually, provide a written report to the board that, at a minimum, addresses: the operation of the policies and procedures of the Trust and each investment adviser, principal underwriter, administrator, and transfer agent of the Trust, any material changes made to those policies and procedures since the date of the last report, and any material changes to the policies and procedures recommended as a result of the annual review conducted pursuant to Rule 38a-1 under the Investment Company Act of 1940; and each material compliance matter, as defined in the rule, that occurred since the date of the last report; and shall, no less frequently than annually, meet separately with the Trust's independent Trustees.

          SECTION 3.12. SUBSTITUTIONS. In case of the absence or disability of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, for the time being, the powers or duties, or any of them, OF such officer to any other officer, or to any Trustee.

          SECTION 3.13. EXECUTION OF DEEDS, ETC. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the President, one of the Vice Presidents or the Treasurer.

          SECTION 3.14. POWER TO VOTE SECURITIES. Unless otherwise ordered by the Trustees, the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and, to any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

                                   ARTICLE IV

                                   COMMITTEES

          SECTION 4.1. POWER OF TRUSTEES TO DESIGNATE COMMITTEES. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these By-Laws may not be delegated; provided, that the Executive Committee shall not be empowered to elect the Chairman of the Trustees, the President, the Treasurer or the Secretary, to amend the By-Laws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a majority of the Trustees is required by law, by the Declaration or by these By-Laws. The members of any such Committee shall serve at the pleasure of the Trustees.

          SECTION 4.2. RULES FOR CONDUCT OF COMMITTEE AFFAIRS. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees.

          SECTION 4.3. TRUSTEES MAY ALTER, ABOLISH, ETC., COMMITTEES. The Trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

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          SECTION 4.4. MINUTES, REVIEW BY TRUSTEES. Any Committee to which the
Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.

                                    ARTICLE V

                                      SEAL

          The sea] of the Trust shall consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust, the words "Trust Seal", and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE IV

                                     SHARES

          SECTION 6.1. SHARE CERTIFICATES. Each Shareholder shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the Chairman or a Vice Chairman, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is countersigned by a Transfer Agent, or by a Registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

          SECTION 6.2. LOST, STOLEN, ETC., CERTIFICATES. If any certificate for Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owners legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

          SECTION 6.3. RECORD TRANSFER OF PLEDGED SHARES. A pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon. After such issue, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

                                   ARTICLE VII

                                   AMENDMENTS

          SECTION 7.1. BY-LAWS SUBJECT TO AMENDMENT. These By-Laws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares (or whenever there shall be more than one class or series of Shares, of the holders of sixty percent (60%) of the Shares of each such

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class or series) issued, outstanding and entitled to vote. The Trustees, by vote of a majority of the Trustees then in office, may alter, amend or repeal these By-Laws, in whole or in part, including By-Laws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these By-Laws requires action by the Shareholders; provided, that no later than the time of giving notice of the meeting of Shareholders next following the alteration, amendment or repeal of these By-Laws, in whole or in part, notice thereof, stating the substance of such action shall be given to all Shareholders entitled to vote. By-Laws adopted by the Trustees may be altered, amended or repealed by the Shareholders.

          SECTION 7.2. NOTICE OF PROPOSAL TO AMEND BY-LAWS REQUIRED. No proposal to amend or repeal these By-Laws or to adopt new By-Laws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver. of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.





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